STRONGBOW RESOURCES INC. ANNOUNCES TERMINATION OF TERM SHEET

April 20, 2016 – Strongbow Resources Inc. (OTCQB: STBR) (the “Company”) announces that the Company is no longer proceeding with the proposed business combination with Daymak Inc. that was contemplated in the term sheet dated February 23, 2016 as described in the Company’s news release dated February 24, 2016.

The Company is actively pursuing other viable business opportunities and intends to update shareholders as circumstances progress.

On behalf of the Board of Directors,

STRONGBOW RESOURCES INC.

“Michael Caetano”

Michael Caetano
Chief Executive Officer

Contact Information

Contact:

Michael Caetano

President and Chief Executive Officer

Strongbow Resources Inc.

1.403.241.8912

mcaetano@strongbowinc.com